UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2022, Evergy, Inc. (the “Company”) provided notice to the New York Stock Exchange (“NYSE”) that it intends to voluntarily delist its common stock, without par value (“Common Stock”), from the NYSE after the close of trading on December 27, 2022 and intends to transfer the listing of its Common Stock to The Nasdaq Stock Market LLC (“Nasdaq”) effective as of the opening of trading on December 28, 2022. The Common Stock has been authorized for listing on Nasdaq and will continue to trade under the stock symbol “EVRG”.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2022, the Board amended and restated the By-laws of the Company (as amended and restated, the “By-laws”), effective as of the same date. Among other things, the amendments effected thereby:

•

expressly prohibit solicitation of proxies in support of nominees for director other than the nominees of the Board if such solicitation does not comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”);

•

provide that the Company shall disregard any proxies or votes solicited for the director nominee of a shareholder or related person and the nomination if the shareholder or related person commences such solicitation and nomination in accordance with Rule 14a-19 and subsequently fails to comply with any of the requirements of Rule 14a-19;

•	permit the Company to require any such shareholder or related person to provide reasonable evidence that such shareholder or related person has met the requirements of Rule 14a-19;

•	require any shareholder directly or indirectly soliciting proxies from other shareholders to use a proxy card color other than white;

•

starting with the Company’s 2024 annual meeting of shareholders, change the period during which a shareholder’s notice of a nominee for director or other business to be brought before an annual meeting must be received by the Company from between 60 and 90 days prior to the publicly announced meeting date to between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting date; and

•	incorporate other technical, ministerial, clarifying and conforming changes.

A copy of the By-laws is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The foregoing summary of the amendments effected by the By-laws is qualified in its entirety by reference to the full text of the By-laws filed as Exhibit 3.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release announcing the transfer to Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information under this Item 7.01 and in Exhibit 99.1 shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act unless otherwise expressly indicated in such registration statement or other document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Evergy, Inc., effective as of December 14, 2022

99.1	Press Release dated December 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Kirkland B. Andrews
Name:	Kirkland B. Andrews
Title:	Executive Vice President and Chief Financial Officer

Date: December 15, 2022